Exhibit 10.13

EQUIPMENT FINANCING AGREEMENT
AGREEMENT NO. 13379

(“Borrower”)

FULL LEGAL NAME:	Buffalo Shredding and Recovery, LLC

STATE OF ORGANIZATION:	New York

STREET ADDRESS:	3175 Lake Shore Rd.

CITY: Hamburg STATE: NY		COUNTY: Erie	ZIP CODE: 14219-1407

TELEPHONE NO. 716-823-2741		FAX NO.

QUANTITY	FULL DESCRIPTION OF COLLATERAL INCLUDING MODEL, SERIAL NUMBER
As described in attached Exhibit A
COLLATERAL LOCATION (IF DIFFERS FROM ADDRESS ABOVE)
STREET ADDRESS: CITY: COUNTY: STATE: ZIP:

TOTAL LOAN AMOUNT(not to exceed $10,418,000) See Exhibit B	NO. OF MONTHLY PAYMENTS* 120 MONTHLY PAYMENT AMOUNT Draw A: $82,813.98 Draw B: per attached Exhibit B * INCLUDING ADVANCE PAYMENTS	NO. OF ADVANCE PAYMENTS 0 TOTAL ADVANCE PAYMENT AMOUNT	SECURITY DEPOSIT
Draw A: $7,891,189.94 Draw B: per attached Exhibit B			FEES $500.00

TERMS OF EQUIPMENT FINANCING AGREEMENT

Borrower and First Niagara Leasing, Inc. (“Lender”) agree as follows:

1. SECURITY INTEREST. Borrower grants Lender a continuing security interest in the above described property (collectively the “Collateral” and individually an “Item” or “Item of Collateral”) to secure payment and performance of the Obligations. “Obligations” means any and all loans, advances, debts, liabilities, obligations, indebtedness, rental payments, obligations, and credit of any kind or character owing by Borrower to Lender of any kind or nature, present or future, whether as borrower or guarantor, however evidenced, whether arising under this agreement or any other loan, lease, note, letter of credit, guaranty, collateral or other agreement or by operation of law, and whether direct or indirect, absolute or contingent, due or to become due, now owing or existing or hereafter arising or created and however acquired, and any amendments, extensions, renewals or increases thereof, including, without limitation, all principal, interest, charges, expenses, commitment or facility fees, collateral management or other fees, treasury management obligations, foreign exchange obligations, obligations due pursuant to any interest rate protection agreement entered into by Borrower, reasonable attorneys’ fees and expenses related to the collection of the foregoing, and any other amounts payable by Borrower under this agreement or any other agreements between Borrower and Lender whether executed in connection herewith or otherwise.

2. PAYMENTS. Borrower will repay Lender the loan indicated above (the “Loan”), together with interest thereon until paid in full at a per annum rate of (a) Four and 77/100 percent (4.77%) from the date of funding with respect to Draw A, in the above number of monthly payments each in the monthly payment amount indicated above, and (b) as set forth in the attached Exhibit B from the date of funding with respect to Draw B, in the number of monthly payments and the amount set forth therein. The total advance payment amount, any security deposit and any fees indicated above are payable on the signing of this agreement. With respect to Draw A, the first regular monthly payment of principal, together with unpaid interest as herein set forth, is due on the 12th day of January, 2012 with each subsequent monthly payment being payable on the same day of each month thereafter (and with respect to Draw B see Exhibit B attached hereto). All other amounts due under this agreement are payable upon Borrower’s receipt of Lender’s invoice, or on acceleration of the Obligations under paragraph 16 below. Lender will apply the total advance payment amount to the last monthly payments, ratably between installments of Draw A and Draw B due on the same day, in reverse order of maturity; provided that if there is an Event of Default, any payments under this agreement may be applied to the obligations in such manner as Lender chooses. NOTWITHSTANDING THE ABOVE, DRAW A AND DRAW B ARE SUBJECT TO BORROWER BEING IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS EQUIPMENT FINANCE AGREEMENT.

3. NO AGENCY. BORROWER ACKNOWLEDGES THAT NEITHER THE SUPPLIER OF AN ITEM, NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF ANY SUCH SUPPLIER, IS AN AGENT OF LENDER AND FURTHER THAT NONE OF SUCH PARTIES IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS AGREEMENT. NO REPRESENTATION AS TO ANY MATTER BY ANY SUCH PARTY BINDS LENDER OR AFFECTS BORROWER’S DUTY TO PAY AND PERFORM THE OBLIGATIONS.

4. NON CANCELABLE AGREEMENT; PREPAYMENT; NO OFFSET. BORROWER MAY NOT PREPAY THE LOAN OR CANCEL THIS AGREEMENT DURING THE FIRST TWELVE (12) MONTHS. ANY PREPAYMENT OF THE AGREEMENT WILL BE SUBJECT TO A PREPAYMENT PREMIUM OF 5% OF THE OUTSTANDING BALANCE

PLUS ANY UNAMORTIZED DEFERRED ORIGINATION COSTS INCURRED BY THE LENDER.

ALL PAYMENTS UNDER THIS AGREEMENT ARE TO BE MADE WITHOUT OFFSET.

5. FINANCING. THIS AGREEMENT IS SOLELY A FINANCING AGREEMENT. LENDER HAS HAD NO INVOLVEMENT IN THE SELECTION OR PURCHASE OF, AND MAKES NO REPRESENTATION OR WARRANTY AS TO, ANY ITEM OF COLLATERAL.

6. LOCATION; INSPECTION; USE. Borrower will keep, or, as to an Item which is vehicle or other rolling stock, permanently garage and not remove from the United States, as appropriate, each Item of Collateral at the Collateral Location or at such other location to which such Item may have been moved with the prior written consent of Lender. Upon request, Borrower will advise Lender as to the exact location of an item of Collateral. Lender may inspect the Collateral during normal business hours and enter the premises where the Collateral may be located for such purpose. Borrower will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral and Lender shall be entitled to audit and make extracts from such records or any of Borrower’s books, ledgers, financial reports, correspondence or other records. Borrower will use each Item only for commercial or business purposes and operate each Item in a careful and proper manner and in compliance with the requirements of all applicable laws, insurance policies and manufacturers’ instructions and warranties.

7. ALTERATIONS. Without Lender’s prior written consent, Borrower will not make any alterations or additions to an Item of Collateral that detract from such Collateral’s economic value or functional utility. All additions made to an Item will not be removed if removal would impair the Item’s economic value or functional utility. The Collateral includes all modifications, additions to and replacements and substitutions for any Item. Borrower will not substitute or replace any Item with another Item without Lender’s prior written consent except in the ordinary course of maintenance and provided that such replacement or substitution does not detract from the Collateral’s economic value or functional utility.

8. LOSS OR DAMAGE; MAINTENANCE. Borrower bears the entire risk of loss, theft, damage or destruction of any Item of Collateral in whole or in part from any reason whatsoever (“Casualty Loss”). No Casualty Loss to any Item of Collateral shall relieve Borrower from its responsibility to pay the Obligations or from any other obligation under this agreement or any related document. In the event of Casualty Loss to any Item of Collateral, Borrower shall immediately notify Lender of the same and Borrower shall, if so directed by Lender, immediately repair the same. If Lender determines that any Item of Collateral has suffered a Casualty Loss beyond repair (“Lost Collateral”), then Borrower, at the option of Lender, shall: (i) immediately replace the Lost Collateral with similar collateral in good repair, condition and working order free and clear of any liens, in which event such replacement equipment shall automatically be Collateral under and secured by this agreement; or (ii) on the next scheduled payment date which (but no less than thirty (30) days after the date of the Casualty Loss), pay to Lender all accrued and unpaid Obligations, late charges and other amounts due under this agreement on or before such payment date. Borrower will maintain the Collateral in good repair, condition and working order. Borrower will cause all necessary repairs to be made promptly by qualified parties. Borrower will cause each Item of Collateral for which a service contract is generally available to be covered by such a contract that provides coverages typical as to property of the type involved and is issued by a competent servicing entity.

SEE PAGE 2 FOR ADDITIONAL TERMS AND CONDITIONS WHICH ARE PART OF THIS AGREEMENT.

(LENDER)		(BORROWER)
First Niagara Leasing, Inc.		Buffalo Shredding and Recovery, LLC
FULL LEGAL NAME OF LENDER		FULL LEGAL NAME OF BORROWER
By: Metalico Syracuse, Inc., its sole Member
By:	X /s/ CHERYL MALICKI	By:	/s/ MICHAEL J. DRURY
Title:	Authorized Representative	Name, Title:	Michael J. Drury, President
Date:		Date:	December 12, 2011

9. SECURITY DEPOSIT. If any amount is set forth above as a Security Deposit, Borrower must deposit that amount with Lender as security for the performance of the Obligations. Upon the occurrence of any Event of Default, Lender may, but is not obligated to, apply such amount to curing such Event of Default. Upon the termination of this agreement and performance of all of the Obligations, Lender will return to Borrower any remaining balance of such Security Deposit. Unless prohibited by applicable law, Lender will not pay any interest to Borrower on any Security Deposit and Lender may commingle any such Security Deposit with its other funds.

10. TITLING. If any Item of Equipment is a vehicle or other equipment subject to a certificate of title statute, Borrower will promptly (a) take all steps requested by Lender to cause the security interest of Lender to be noted on the certificate of title, (b) provide Lender an original (or copy, if acceptable to Lender) of the certificate of title relating to such Item of Equipment, and (c) sign any other instruments or documents requested by Lender, including a power of attorney, to permit Lender to properly perfect and enforce its security interest in such Item of Equipment. Without limiting the foregoing, Borrower hereby authorizes and irrevocably appoints Lender as Borrower’s attorney-in-fact, with full power of substitution, coupled with an interest to execute motor vehicle title documentation necessary to obtain repossession title certificates and/or lien notation.

11. TAXES. Borrower will timely make any filings required with respect to, and will pay, when due, any taxes, fees, including registrations, fines, penalties and other governmental assessments based on the ownership or use of the Collateral and will pay as directed by Lender or reimburse Lender for all other governmental assessments (including gross receipts taxes but exclusive of Federal and State taxes based on Lender’s net income) related to the Obligations, the Collateral or otherwise related to this agreement. At the request of Lender, Borrower shall establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits. Nothing herein shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted, and Borrower has established an adequate reserve for any such expense.

12. INSURANCE. Borrower will maintain and provide Lender evidence satisfactory to Lender of all risk insurance against loss of or damage to the Collateral for not less than the full replacement value thereof, and against fire, theft and other risks (including, if required, flood) in such amounts and in such forms as Lender reasonably requires, including, without limitation, originals or duplicates of such policies of insurance or certificates to be delivered to Lender, on the date hereof, upon each renewal and upon its request, and as is customary in the case of other persons engaged in the same or similar business of Borrower, naming Lender as loss payee under a lender’s loss payable clause satisfactory to Lender and naming Lender as additional insured, as applicable. Such insurance will be in a form and with companies approved by Lender, will provide at least 30 days advance written notice to Lender of material change or cancellation, will provide full breach of warranty protection, and will provide that the coverage is “primary.” Borrower will cause such insurance to provide the same protection to any assignee of Lender as its interests may appear. The proceeds of such insurance, at the option of Lender, will be applied towards (a) the repair or replacement of the appropriate Item or Items of Collateral, or (b) payment of the Obligations. Any excess of such proceeds remaining will belong to Borrower. Borrower will provide the Lender with evidence of public liability and property damage coverage applicable to the Collateral in such amounts and in such forms as Lender reasonably requires. If Borrower fails to comply with this section, Lender is authorized to obtain such insurance in the name of Borrower or Lender at the expense of Borrower.

13. LENDER’S PAYMENT. If Borrower fails to perform any of the Obligations, Lender may perform such Obligations, and Borrower will reimburse Lender the cost of such performance.

14. INDEMNITY. Borrower indemnifies, defends and holds Lender harmless against any third-party claim, action, liability or expense, including reasonable attorney’s fees and court costs, incurred by Lender related to this agreement. While it is not anticipated that Lender will have any liability for torts related to the Collateral, this indemnity covers tort proceedings including any strict liability claim, any claim under another theory related to latent or other defects and any patent, trademark or service mark infringement claim. This indemnity survives termination of this agreement and payments of the Obligations.

15. DEFAULT. Any of the following constitutes an event of default (an “Event of Default”) under this agreement: (a) Borrower fails to pay any amount payable under this agreement when due after any applicable grace period; (b) Borrower defaults in payment or in performance of any other Obligations or Borrower breaches any covenant, representation, warranty, or condition set forth in this agreement or any other document related hereto after any applicable grace period, or any statement made by Borrower to Lender is false or materially misleading or Borrower breaches, or there occurs a default under, any other agreement with Lender or any of Lender’s parent, subsidiary or affiliated companies; (c) death or judicial declaration of incompetence of any Obligor (as defined below), if an individual; (d) any Obligor is dissolved; any Obligor becomes insolvent or unable to pay its debts when due; any Obligor stops doing business as a going concern; any Obligor merges, consolidates or transfers all or substantially all of its assets; any Obligor makes an assignment for the benefit of creditors; or any Obligor undergoes a substantial deterioration in its financial condition; (e) any Obligor or any partner, member, or majority owner of any Obligor voluntarily files or has filed against it involuntarily, a petition for liquidation, reorganization, adjustment of debt or similar relief under the Federal Bankruptcy Code or any other present or future federal or state bankruptcy or insolvency law, or a trustee, receiver or liquidator is appointed for any Obligor or any partner, member, or majority owner of any Obligor or for a substantial part of the assets of any Obligor or for a substantial part of the assets of any partner, member, or majority owner of any Obligor; (f) any Obligor defaults under a material lease, financing or borrowing agreement with a third party; or (g) Lender in good faith deems itself insecure as a result of a material adverse change in any Obligor’s financial condition or otherwise. “Obligor” means Borrower and any other person or entity who or that is now or hereafter liable, whether directly or indirectly or absolutely or contingently, for the payment of any of the Obligations.

16. REMEDIES. Upon the occurrence of an event of default, Lender has the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law or in equity, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Borrower and Lender, and in connection therewith, Lender may: (a) declare any or all the Obligations immediately due and payable without notice or demand to Borrower; and, in such event, Borrower must pay immediately to Lender (i) all amounts then due and payable by Borrower to Lender under this agreement, and (ii) the present value of all monthly payments payable in the future under this agreement, computed at a discount rate of 3% per annum; (b) take possession of and, if deemed appropriate, render unusable any or all Items of Collateral, without demand or notice, wherever located, without any process of law and without liability for any damages occasioned by such taking of possession including damages to contents; (c) require Borrower to assemble any or all Items of Collateral at a location in reasonable proximity to Lender’s location set forth in this agreement; (d) upon notice to Borrower required by law, sell or otherwise dispose of any Items of Collateral, whether or not in Lender’s possession, in a commercially reasonable manner at public or private sale as designated in such notice and apply the net proceeds of such sale after deducting all costs of such sale, including, but not limited to, costs of transportation, repossession, storage, refurbishing, attorneys fees, advertising and brokers fees, to the Obligations in such order of application as Lender may elect, with Borrower remaining liable for any deficiency together with interest thereon at the highest rate then payable on the Obligations, and with any excess being returned to Borrower; (e) make, adjust or settle and receive payment on any insurance claims with respect to the Collateral; (f) without obligation to do so, perform any or all such covenants or obligations of Borrower hereunder, and Borrower shall pay an amount equal to the expense thereof to Lender upon demand by Lender, and all such amounts shall become part of the Obligations secured hereby; (g) use any other remedy available under the Uniform Commercial Code or to Lender under law or in equity. Lender has the right at any time, and from time to time, to set-off against any of the Obligations, whether or not then due and payable, any amount that Lender, or any of Lender’s parent, subsidiary or affiliated companies, owe, in any capacity, to Borrower, whether pursuant to a deposit account or a certificate of deposit or otherwise, and whether or not then due and payable. Without in any way requiring notice to be given in the following manner, Borrower agrees that any notice by Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Borrower if such notice is mailed by regular mail, postage prepaid, at least five (5) days prior to such action, to the address set forth above as the location of Borrower’s chief executive office or to any other address which Borrower has specified in writing to Lender as the address to which notices hereunder shall be given to Borrower. Lender may exercise any one or more of the above remedies at any time and from time to time. No course of dealing and no delay or omission by Lender in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Lender may remedy any Event of Default by Borrower hereunder or with respect to any Obligations in any reasonable manner without waiving the Event of Default remedied and without waiving any other prior or subsequent Event of Default by Borrower. All rights and remedies of Lender hereunder are cumulative, and are in addition to any and all rights and remedies available to Lender under the Uniform Commercial Code and other applicable law in effect from time to time. Lender shall have no obligation to take, and Borrower shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any instrument or chattel paper constituting Collateral whether or not in Lender’s possession. Lender shall not be responsible to Borrower for loss or damage resulting from Lender’s failure to enforce or collect any Collateral or to collect any moneys due or to become due thereunder. Borrower waives protest of any instrument constituting Collateral at any time held by Lender on which Borrower is in any way liable and waives notice of any other action taken by Lender. Without limiting its rights of setoff under New York law generally, upon and at any time and from time to time after demand or any occurrence or existence of any Event of Default, Lender shall have the right to place an administrative hold on, and setoff against each obligation of Borrower pursuant to this agreement, each obligation of Lender or any affiliate of Lender (in any capacity) owing to Borrower, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any account or certificate of deposit or in any other manner. Such setoff shall become effective at the time Lender determines even though evidence thereof is not entered in the records of Lender until later. The rights and benefits of Lender hereunder shall, if Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof

17. EXPENSES. Borrower will pay Lender its costs and expenses, including repossession and attorneys’ fees and court costs, incurred by Lender in enforcing this agreement, or costs and expenses incurred by Lender in realizing upon or protecting any Collateral and in enforcing and collecting any Obligations or any guaranty thereof, including, without limitation, if Lender retains counsel for advice, suit, insolvency proceedings or any of the above purposes, the reasonable counsel’s fees and expenses incurred by Lender. This obligation includes the payment of such costs and expenses whether Lender starts a lawsuit or other proceeding or not, and if Lender starts a lawsuit or other proceeding, whether or not such lawsuit or proceeding is dismissed.

18. ASSIGNMENT. Without the prior written consent of Lender, Borrower will not sell, lease or create or allow any lien other than Lender’s security interest against an Item of Collateral or assign any of Borrower’s obligations under this agreement. Consent to any of the foregoing applies only in the given instance.

Lender may assign, pledge or otherwise transfer any of its rights under this agreement from time to time without notice to Borrower. If Borrower is given notice of any such assignment, Borrower will acknowledge receipt thereof in writing and thereafter pay any amounts due as directed in the notice. The rights of an assignee to amounts due under this agreement will be free of any claim or defense Borrower may have against Lender, and Borrower will not assert against an assignee any claim or defense which Borrower may have against Lender. The term “Lender” after any such assignment includes any such assignee. Subject to the foregoing, this agreement inures to the benefit of, and is binding upon, the heirs, personal representatives, successors and assigns of the parties.

19. PROTECTION OF SECURITY INTEREST. Borrower will mark any Item or its location, as reasonably requested by Lender, to indicate Lender’s security interest in such Item. As between the parties, the Collateral will at all times be deemed personalty. Borrower will provide Lender a waiver, if requested by Lender and in form and content satisfactory to Lender, from each person with an interest in the real property where an Item is or will be located disclaiming any interest in such Item and agreeing to provide Lender access to such real property for the purpose of removing such Item upon the occurrence of an Event of Default. Borrower authorizes Lender to file from time to time any Uniform Commercial Code financing statement or financing statement amendment against Borrower as Lender deems appropriate.

20. BORROWER’S NAME. Borrower represents that its exact legal name and state of organization have been correctly identified to Lender and promises to provide Lender with written notice of any change 30 days before its occurrence.

21. LATE PAYMENT. If Lender does not receive any amount payable under this agreement within 10 days of the due date thereof, Borrower will pay to Lender a late charge of 5% of the amount due or $20, whichever is greater. In addition, Borrower will pay to Lender any actual additional expenses incurred by Lender in its collection efforts.

22. AFFIRMATIVE COVENANTS OF BORROWER. In addition to any other covenant or agreement contained herein: (a) Borrower will defend the Collateral against the claims and demands of all other parties including, without limitation, defenses, setoffs, claims and counterclaims asserted by any obligor against Borrower and/or Lender, will keep the Collateral free from all security interests, liens or other encumbrances, and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Lender; (b) Borrower will deliver to Lender, upon demand, any instruments, documents and chattel paper constituting, representing or relating to the Collateral or any part thereof and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof; (c) Borrower will execute and deliver to Lender such certificates of title, assignments and other documents and will take such other actions relating to the security interest granted herein and the perfection thereof as Lender may reasonably request and will pay all costs of title searches and filing financing statements, certificates of title, assignments and other documents in all public offices requested by Lender; (d) Borrower will promptly notify Lender in writing as soon as Borrower has knowledge of, and furnish or cause to be furnished to Lender such information regarding the same as Lender may request of (i) the institution or filing of any litigation, action, suit, claim or counterclaim to which Borrower is a party, or (ii) any administrative proceeding against, or investigation of, Borrower by or before any regulatory body or governmental agency, where the outcome of such litigation, action, suit, claim, counterclaim, administrative proceeding or investigation may have a Material Adverse Effect on Borrower, or such litigation, action, suit, claim, counterclaim, administrative proceeding or investigation questions the validity of this agreement, or any related document, or any action taken or to be taken pursuant to the foregoing; and furnish or cause to be furnished to Lender such information regarding the same as Lender may request; (e) Borrower will maintain its existing entity status in good standing, and maintain its existing rights and franchises, in its jurisdiction of formation and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing; (f) Borrower will engage only in the business conducted by it on the date of this agreement and other businesses reasonably related thereto; and (g) Borrower will notify Lender in writing of the occurrence of any Event of Default or any act or condition, which, with the giving of notice or the passage of time might become an Event of Default. Any reference herein to a “Material Adverse Effect” shall mean a material adverse effect on: (a) the property, assets, financial condition, business or operations of the Borrower or any guarantor; (b) the ability of Borrower to perform any of its payment or other obligations under this agreement, or any related document to which it is a party; (c) the legality, validity or enforceability of the obligations of Borrower under this agreement, or any related document to which it is a party; or (d) the ability of Lender to exercise its rights and remedies with respect to, or otherwise realize upon, any of the collateral or any of the security for the obligations of Borrower to Lender or any affiliate of Lender under this agreement or any document executed in connection herewith.

23. NEGATIVE COVENANTS OF BORROWER Borrower, without the prior written consent of Lender, covenants and agrees that it will not: (a) Without thirty (30) days prior written notice to Lender, (i) change its business addresses or chief executive office, or (ii) make any change in Borrower’s name, state of formation, identity or organizational status; (b) permit any part of the Collateral to be or become an accession to other goods not covered by this agreement; (c) except for liens in favor of Lender or permitted encumbrances agreed to by Lender prior to the execution of this agreement (if any), create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance on the Collateral; (d) convey, sell, transfer, lease, or sell and lease back, all or any substantial portion of its property, assets or business to any other Person, or merge or consolidate with or into any other Person or into any joint venture or partnership with any other Person, (f) purchase, redeem, acquire or retire any of Borrower’s ownership interests whether such interests are in the form of stock, partnership or limited partnership interests, limited liability company units or other ownership interests; or (g) make or suffer to exist any investments in, or loans or advances to, any other Person except (i) advance payments or deposits against purchases made in the ordinary course of Borrower’s regular business; (ii) direct obligations to the United States of America; (iii) any existing investments in, or existing advances to, any affiliate; or (iv) temporary advances to employees to cover expenses incurred in the ordinary course of Borrower’s business. As used herein “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, government or political subdivision or other entity, body, organization or group.

24. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents: (a) that Lender’s security interest in the Collateral is a first security interest and that there are no other security interests in or liens on the Collateral; (b) Borrower is the owner of the Collateral free and clear of all security interests, liens or other encumbrances, except the security interest granted herein in favor of Lender and any liens disclosed in writing to Lender prior to the execution of this agreement; (c) Borrower has good and marketable title to the Collateral and has the power and authority to own the Collateral, to grant the security interest contemplated by this agreement and to enter into and perform this agreement and any other document or instrument delivered in connection herewith; (d) except as may hereafter be disclosed in writing by Borrower to Lender, the Collateral is located at and used in connection with Borrower’s business operations at the address(es) specified herein, and Borrower’s records concerning the Collateral are kept only at such address(es) (e) if Borrower is not an individual, Borrower is an entity, duly organized, and validly existing, and in good standing under the laws of the State of its formation or organization; has all necessary power and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each other jurisdiction in which the conduct of such business requires such licensing or such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect; (f) Borrower has all necessary power and authority to enter this agreement and to execute, deliver and perform this agreement, and any other document executed in connection with this agreement, all of which have been duly authorized by all proper and necessary action by Borrower and the owners of Borrower; (g) this agreement, and any other document executed in connection herewith constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditor’s rights generally; (h) there are not any actions, suits, proceedings (whether or not on behalf of Borrower) or investigations pending or, to the best of Borrower’s knowledge, threatened against Borrower which, if adversely determined, would, in any case or in the aggregate, have a Material Adverse Effect, or which question the validity of this agreement, or any other documents executed in connection with this agreement, or any action taken or to be taken pursuant to any of the foregoing; (i) no consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other Person, which has not been obtained or made, is required in connection with the valid execution, delivery or performance of this agreement, or any other documents executed in connection with this agreement or in connection with any of the transactions contemplated thereby, other than filings and recordings in connection with this agreement; (j) Borrower is not in violation of any term of its organizational documents, or of any agreement or other instrument or agreement pertaining to indebtedness for borrowed money; (k) Borrower is not in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it may be bound, resulting, or which might reasonably be expected to result, in a Material Adverse Effect, nor is Borrower in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction, and to Borrower’s best knowledge, Borrower is not in violation of any statute, rule or regulation of any competent governmental authority, the violation of which could reasonably be expected to have a Material Adverse Effect; (l) Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Agreement, or any document related hereto, and after the making of any loan or credit facility hereunder, Borrower reasonably expects to (i) be able to pay its debts as they become due, (ii) have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (iii) own property having a value at both fair valuation and at fair salable value in the ordinary course of Borrower’s business greater than the amount required to pay its debts as they become due; (m) the execution and delivery of this agreement and any other document related to this agreement and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, lien, security interest, charge or encumbrance upon any properties or assets except in favor of Lender; (n) Borrower has duly filed all federal and other tax returns required to be filed and has paid all taxes required by such returns through its latest fiscal year end, and has not received any assessments by the Internal Revenue Service or other taxing authority for additional unpaid taxes.

25. PATRIOT ACT. Borrower warrants, represents and covenants that neither Borrower nor any guarantor nor any of their respective affiliates is or will be a person (a) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”), (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons,” (c) who commits, threatens to commit or supports “terrorism,” as defined in EO13224, or (d) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subparts [a] - [d] above are herein referred to as a “Prohibited Person”). Borrower covenants and agrees that neither Borrower, nor any guarantor nor any of their respective affiliates will knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming each such representation.

26. CHOICE OF LAW AND INTEREST LIMITATION. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICT OF LAWS. THIS AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY LENDER AND WILL BE DEEMED TO BE MADE IN THE STATE OF NEW YORK. IF UNDER A FINAL JUDICIAL INTERPRETATION OF APPLICABLE LAW INTEREST IS DEEMED TO HAVE BEEN PAYABLE UNDER THIS AGREEMENT AT A RATE IN EXCESS OF THE MAXIMUM RATE ALLOWED BY SUCH LAW, THE AMOUNT NECESSARY TO RESULT IN SUCH INTEREST NOT BEING PAYABLE AT A RATE IN EXCESS OF SUCH MAXIMUM RATE WILL BE DEEMED TO HAVE BEEN A MISTAKE AND AUTOMATICALLY CANCELLED AND, IF RECEIVED BY LENDER, RETURNED TO BORROWER OR APPLIED TO THE OBLIGATIONS IN LENDER’S SOLE DISCRETION. ANY PROVISION OF THIS AGREEMENT WHICH FOR ANY REASON MAY BE HELD UNENFORCEABLE IN ANY JURISDICTION WILL, AS TO SUCH JURISDICTION,

BE INEFFECTIVE WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS AGREEMENT.

27. ADDITIONAL DOCUMENTS. Borrower will sign and deliver to Lender any documents that Lender reasonably requests to protect Lender’s interest in the Collateral. Borrower further will furnish Lender (if requested by Lender) (a) copies of Borrower’s filed federal tax returns and a fiscal year-end financial statement including balance sheet and profit and loss statement within 120 days of the close of each fiscal year and (b) such other information and documents as Lender may reasonably request. Borrower will reimburse Lender for all search and filing fees incurred by Lender in connection with this agreement.

28. NOTICES. Any notice required by this agreement or the UCC will be directed to the intended recipient, if Borrower, to Borrower’s last known address in Lender’s records, or if to Lender to First Niagara Leasing, Inc., 726 Exchange Street, Suite 900, Buffalo, New York 14210 or such other address of which Lender has given Borrower written notice and may be mailed, sent by facsimile or delivered personally. Any notice will be deemed given (a) if sent by mail, 5 business days after being deposited with the United States Postal Service, (b) when sent by facsimile, upon receipt of electronic confirmation of successful transmission, or (c) if delivered personally, on receipt.

29. MISCELLANEOUS. This agreement constitutes the entire agreement of the parties as to the subject matter hereof and may not be amended except by a written agreement signed by the parties. Any waiver by Lender must be in writing, and other action by Lender or Lender’s failure to act will not operate as a waiver. Whenever the context of this agreement requires, the singular includes the plural. If there is more than one Borrower named in this agreement, the liability of each is joint and several. The titles to the paragraphs of this agreement are solely for the convenience of the parties and are not an aid in the interpretation. Time is of the essence of this agreement. The Obligations will survive the release of the security interest in the Collateral. Borrower hereby appoints Lender as attorney-in-fact of Borrower, irrevocably and with power of substitution, in the same manner, to the same extent and with the same effect as if Borrower were to do the same to file financing statements relating to the Collateral or to execute and file any such financing statement in Borrower’s name, all as Lender may deem appropriate to perfect and continue Lender’s security interest in and to the Collateral, to endorse the name of Borrower on any instruments, documents or other evidences of the Collateral that may come into Lender’s possession, to execute proofs of claim and loss, to execute endorsements, assignments or other instruments of conveyance or transfer, and to perform all other acts which Lender deems appropriate to protect and preserve the Collateral and to enforce the terms of this agreement. The agency hereunder is unconditional and shall not terminate until all of the Obligations are paid in full. Lender and Borrower shall include the heirs, distributees, executors or administrators, or successors or assigns, of those parties. No modification, rescission, waiver, release or amendment of any provision of this agreement shall be binding except by a written agreement subscribed by Borrower and by a duly authorized officer of Lender. This agreement and the transaction evidenced hereby shall be construed under the laws of New York State as the same may from time to time be in effect. All terms defined in the Uniform Commercial Code, unless otherwise defined in this agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State as in effect on the date of this agreement and as the same may be amended, modified or supplemented from time to time. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. This Agreement is and is intended to be a continuing security agreement and shall remain in full force and effect until all of the Obligations and any extensions or renewals thereof shall be paid in full.

30. FINANCIAL COVENANTS: (a) Maximum Capital Expenditures; Neither Borrower nor Borrower’s parent company, Metalico, Inc., shall incur or make any Capital Expenditure combined in excess of $25,000,000.00 per annum for the fiscal year 2011, and each fiscal year thereafter, such Capital Expenditure combined shall not exceed $10,000,000.00 per annum. “Capital Expenditure” means any expenditure to expend money for any purchase or other acquisition of any asset that may be properly classified as a fixed or capital asset on a consolidated balance sheet Metalico, Inc. and its subsidiaries, prepared in accordance with generally accepted accounting principles. Notwithstanding the foregoing, to the extent that the maximum Capital Expenditure covenant contained herein is inconsistent with the maximum Capital Expenditure covenant contained in any senior financing agreement or other senior financing document (as amended, the “Senior Financing Documents”) to which the Borrower or Metalico, Inc. is subject, then the maximum Capital Expenditure covenant contained herein shall be amended to the extent necessary to “mirror” the Capital Expenditure covenant set forth in such Senior Financing Documents.

(b) Minimum Fixed Charge Coverage Ratio of 1.10 to 1.0 at the end of each fiscal quarter for the four (4) most recently completed fiscal quarters commencing December 31, 2011, measured on a consolidated/consolidating basis. “Fixed Charge Coverage Ratio” means, as of the date of determination, the ratio of (i) EBITDA minus the unfinanced portion of Capital Expenditures to (ii) Fixed Charges, all calculated for Metalico, Inc. and its subsidiaries (including Borrower) on a consolidated basis in accordance with generally accepted accounting principles. Notwithstanding the foregoing, to the extent that the minimum Fixed Charge Coverage Ratio covenant contained herein is inconsistent with the minimum Fixed Charge Coverage Ratio covenant contained in any Senior Financing Documents to which the Borrower or Metalico, Inc. is subject, then the minimum Fixed Charge Coverage Ratio covenant contained herein shall be amended to the extent necessary to “mirror” the Fixed Charge Coverage Ratio covenant set forth in such Senior Financing Documents; provided, however, that in no event shall such inconsistency with the Senior Financing Documents result in a minimum Fixed Charge Coverage Ratio of less than 1.00 to 1.00, nor shall the component definitions of “Fixed Charge Coverage Ratio” be deemed to be amended or modified.

“EBITDA” means, for any period, net income for such period plus (a) without duplication and to the extent deducted in determining net income for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, (iii) any extraordinary non-cash charges for such period and (iv) any other non-cash charges for such period (but excluding any non-cash charge in respect to an item that was included in net income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), minus ((b) without duplication and to the extent included in net income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a) (iv) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for Metalico, Inc. and its subsidiaries (including Borrower) on a consolidated basis in accordance with generally accepted accounting principles.

“Fixed Charges” means, with reference to any period, without duplication, cash interest expense, plus cash prepayments and scheduled principal payments on indebtedness made during such period, plus expense for taxes paid in cash, plus dividends or distributions paid in cash, plus capital lease obligation payments, plus cash contributions to any Plan, so long as such cash contributions are not expensed in the income statement, plus any liability payments made by Metalico, Inc. and/or Metalico Buffalo, Inc. under the non-compete provisions of the Goodman SPA or related documents that are not expensed in Metalico, Inc.’s consolidated Income Statements, all calculated for Metalico, Inc. and its subsidiaries on a consolidated basis.

“Plan” means any employee pension benefit plan (other than a multiemployer plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Borrower will cause Metalico, Inc. to adhere to the financial covenants as herein above stated and shall notify Lender if changed in the Senior Financing Documents.

31. CERTIFICATION. THE PERSON EXECUTING THIS AGREEMENT ON BEHALF OF BORROWER CERTIFIES THAT PERSON’S DUE AUTHORITY TO DO SO, AND THAT EACH ITEM OF COLLATERAL WILL, AT THE TIME LENDER FUNDS THE LOAN, BE OWNED BY BORROWER FREE AND CLEAR OF LIENS OR ENCUMBRANCES AND BE IN GOOD CONDITION AND WORKING ORDER.

32. CONSENT TO JURISDICTION. BORROWER CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, OR ANY OF THE COLLATERAL, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A FEDERAL COURT LOCATED IN THE WESTERN DISTRICT OF NEW YORK.

33. BORROWER (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ADDITION TO ACTUAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, OF ANY NATURE RELATING TO (i) THIS AGREEMENT, ANY LOAN, LEASE, OR COLLATERAL DOCUMENT, (ii) ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS OR (iii) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY COLLATERAL OR ANY OTHER COLLATERAL AND (b) CERTIFIES THAT (i) NEITHER LENDER, ANY LENDER AFFILIATE NOR ANY REPRESENTATIVE OF LENDER OR ANY LENDER AFFILIATE HAS REPRESENTED TO BORROWER THAT LENDER OR ANY LENDER AFFILIATE WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY BORROWER IN THIS SECTION 32, AND (ii) IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AS NECESSARY AND APPROPRIATE BY INDEPENDENT LEGAL COUNSEL.

Initials

BORROWER HAS READ AND AGREES TO ALL ITEMS ON THIS PAGE

EXHIBIT B

TO

EQUIPMENT FINANCING AGREEMENT

This Exhibit B No. 14862 dated February 27, 2012 is attached to and is a part of Equipment Financing Agreement No. 13379.

Draw B

Amount	$2,526,810.06
Rate of Interest	4.77% per annum
Funding Date	February 27, 2012
Number of Monthly Payments	118
First Monthly Payment due	March 22, 2012
Monthly Payment Amount	$26,847.33
Total Loan Amount (Draws A + B)	$10,418,000.00

The terms of this Exhibit B shall become effective upon the execution and delivery hereof by the parties hereto.

LENDER:  First Niagara Leasing, Inc.

BY: X	/S/ CHERYL MALICKI
Cheryl Malicki
Authorized Representative
Date: February 27, 2012

BORROWER:  Buffalo Shredding and Recovery, LLC

By: Metalico New York, Inc. (fka Metalico Syracuse, Inc.), its sole Member

BY: X	/S/ MICHAEL DRURY
Michael J. Drury
President
Date: February 27, 2012

AMENDMENT 1

Dated February 17, 2012

to

EQUIPMENT FINANCING AGREEMENT NO. 13379 (the “Agreement”)

dated December 12, 2011 between Buffalo Shredding and Recovery, LLC

(as “Borrower”) and First Niagara Leasing, Inc. (as “Lender”)

Effective this 17th day of February 2012, the parties hereto agree that the above referenced Agreement is hereby amended as follows:

1.	Section 30 Financial Covenants: (a) Maximum Capital Expenditures, is amended such that Lender hereby consents to the Borrower incurring Capital Expenditures for fiscal year 2011 of approximately $28,000,000.

2.	The definition of “Fixed Charges” as stated in section 30(b) is hereby replaced and restated as follows:

“Fixed Charges” means, with reference to any period, without duplication, cash interest expense, plus cash prepayments and scheduled principal payments on indebtedness made during such period, plus net taxes paid in cash, plus dividends or distributions paid in cash, plus capital lease obligation payments, plus cash contributions to any Plan, so long as such cash contributions are not expensed in the income statement, all calculated for Metalico, Inc. and its subsidiaries on a consolidated basis, it being understood that any redemption of the convertible notes (including redemptions made prior to 2012) shall not be used in calculating Fixed Charges other than as set forth in Section 6.08 (b) (vi) of the Chase Senior Financing Document.

All other terms and conditions of the Agreement shall remain unaltered. The parties have caused this Amendment 1 to be executed by their duly authorized representatives as of the date first set forth above.

Lender: First Niagara Leasing, Inc.		Borrower: Buffalo Shredding and Recovery, LLC
By: Metalico New York, Inc., its sole Member

By:	/S/ CHERYL MALICKI	By:	/S/ MICHAEL J. DRURY

Name:	Cheryl Malicki	Name:	Michael J. Drury

Title:	Authorized Representative	Title:	President